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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-31758) of ViaSat, Inc. of our report dated March 2, 2000 relating to the financial statements of the Satellite Networks Business Unit, a business unit of Scientific-Atlanta, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 28, 2000